                                                                    EXHIBIT 99.2



              INDEX TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME


                                                                                       PAGE
                                                                                       ----

Introduction to Pro Forma Consolidated Statements of Income .......................     2

Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2001 ...     3

Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2000 ...     4

Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1999 ...     5

Notes to Pro Forma Consolidated Statements of Income ..............................     6

                                  CERTEGY INC.
           INTRODUCTION TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


In October 2000, the Board of Directors of Equifax Inc. ("Equifax") announced its intent to spin off its Payment Services division, subject to certain conditions, into a separate publicly traded company with its own management and Board of Directors (the "Distribution"). This Distribution occurred on July 7, 2001 (the "Distribution Date") and was accomplished by transferring the assets, liabilities, and stock of the businesses that comprised the Payment Services division to Certegy Inc. ("Certegy" or the "Company") and then distributing all of the shares of Certegy common stock to Equifax's shareholders. (The term "Company" is also used to refer to the Equifax Payment Services division prior to the Distribution.) The Equifax shareholders received one share of Certegy common stock for every two shares of Equifax common stock held as of the Distribution Date. In conjunction with the Distribution, Certegy made a cash payment to Equifax in the amount of $275 million to reflect Certegy's share of Equifax's pre-distribution debt used to establish the Company's initial capitalization. This was funded through $400 million of unsecured revolving credit facilities obtained by Certegy in July 2001. Certegy was incorporated on March 2, 2001, under the name Equifax PS, Inc., as a wholly-owned subsidiary of Equifax. Certegy did not have any operations, assets, or liabilities until the contribution by Equifax to Certegy of the Payment Services division prior to the Distribution.

The following unaudited pro forma consolidated statements of income for the years ended December 31, 2001, 2000, and 1999 have been prepared as if the Distribution had taken place on January 1, 1999.

The unaudited pro forma consolidated statements of income are not necessarily indicative of the Company's results had the Distribution occurred on the date indicated or the expected results of operations in the future. The unaudited pro forma consolidated statements of income should be read in conjunction with the separate historical financial statements of the Company, including the notes to those statements, contained elsewhere in this report, and in conjunction with the related notes to these unaudited pro forma consolidated statements of income.

                                  CERTEGY INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                          Pro Forma                Pro Forma
                                                                    Historical           Adjustments             Consolidated
                                                                 ------------------    -----------------       -----------------
Revenues....................................................     $         851,123     $           --          $         851,123
                                                                 -----------------     --------------          -----------------

Operating expenses:

      Costs of services.....................................               601,740              2,350    (a)             604,090

      Selling, general and administrative expenses..........                97,964                900    (a)              98,864
                                                                 -----------------     --------------          -----------------

                                                                           699,704              3,250                    702,954
                                                                 -----------------     --------------          -----------------
Operating income............................................               151,419             (3,250)                   148,169

Other income, net...........................................                    78                 --                         78

Interest expense............................................                (7,200)            (8,413)   (b)             (15,613)
                                                                 -----------------     --------------          -----------------
Income before income taxes and minority interests...........               144,297            (11,663)                   132,634

Provision for income taxes..................................               (56,276)             4,549    (c)             (51,727)

Minority interests in earnings, net of tax..................                  (945)                --                       (945)
                                                                 -----------------     --------------          -----------------
Net income..................................................     $          87,076     $       (7,114)         $          79,962
                                                                 =================     ==============          =================
Basic:

     Earnings per share.....................................     $            1.27                             $            1.17
                                                                 =================                             =================
     Average shares outstanding.............................                68,317                                        68,317
                                                                 =================                             =================
Diluted:

     Earnings per share.....................................     $            1.26                             $            1.16
                                                                 =================                             =================
     Average shares outstanding.............................                69,063                                        69,063
                                                                 =================                             =================




         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                  CERTEGY INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                           Pro Forma                Pro Forma
                                                                     Historical           Adjustments             Consolidated
                                                                 ------------------    -----------------       ------------------
Revenues....................................................     $         778,562     $            --          $        778,562
                                                                 -----------------     ---------------          ----------------

Operating expenses:

      Costs of services.....................................               535,751               4,700    (a)            540,451

      Selling, general and administrative expenses..........                95,652               1,800    (a)             97,452
                                                                 -----------------     ---------------          ----------------

                                                                           631,403               6,500                   637,903
                                                                 -----------------     ---------------          ----------------
Operating income............................................               147,159              (6,500)                  140,659

Other income, net...........................................                 1,309                  --                     1,309

Interest expense............................................                (1,301)            (21,735)   (b)            (23,036)
                                                                 -----------------     ---------------          ----------------
Income before income taxes and minority interests...........               147,167             (28,235)                  118,932

Provision for income taxes..................................               (57,609)             11,040    (c)            (46,569)

Minority interests in earnings, net of tax..................                (1,096)                 --                    (1,096)
                                                                 -----------------     ---------------          ----------------
Net income..................................................     $          88,462     $       (17,195)         $         71,267
                                                                 =================     ===============          ================
Basic:

     Earnings per share.....................................     $            1.32                              $           1.06
                                                                 =================                              ================
     Average shares outstanding.............................                67,200                                        67,200
                                                                 =================                              ================
Diluted:

     Earnings per share.....................................     $            1.30                              $           1.05
                                                                 =================                              ================
     Average shares outstanding.............................                67,933                                        67,933
                                                                 =================                              ================






         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                  CERTEGY INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                          Pro Forma                Pro Forma
                                                                    Historical           Adjustments             Consolidated
                                                                 ------------------    --------------          -----------------
Revenues....................................................     $         681,172     $           --          $         681,172
                                                                 -----------------     --------------          -----------------

Operating expenses:

      Costs of services.....................................               466,379              4,700    (a)             471,079

      Selling, general and administrative expenses..........                87,308              1,800    (a)              89,108
                                                                 -----------------     --------------          -----------------

                                                                           553,687              6,500                    560,187
                                                                 -----------------     --------------          -----------------
Operating income............................................               127,485             (6,500)                   120,985

Other income, net...........................................                 2,311                 --                      2,311

Interest expense............................................                  (901)           (18,634)   (b)             (19,535)
                                                                 -----------------     --------------          -----------------
Income before income taxes and minority interests...........               128,895            (25,134)                   103,761

Provision for income taxes..................................               (54,272)            10,581    (c)             (43,691)

Minority interests in earnings, net of tax..................                     6                 --                          6
                                                                 -----------------     --------------          -----------------
Net income..................................................     $          74,629     $      (14,553)         $          60,076
                                                                 =================     ==============          =================
Basic:

     Earnings per share.....................................     $            1.09                             $            0.87
                                                                 =================                             =================
     Average shares outstanding.............................                68,729                                        68,729
                                                                 =================                             =================
Diluted:

     Earnings per share.....................................     $            1.07                             $            0.86
                                                                 =================                             =================
     Average shares outstanding.............................                69,462                                        69,462
                                                                 =================                             =================





         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                  CERTEGY INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


The following pro forma adjustments were made to the historical consolidated statements of income of the Company for the years ended December 31, 2001, 2000, and 1999 to reflect the Distribution as if it had occurred on January 1, 1999.

         (a) To reflect additional expenses of approximately $3.3 million for the six months ended June 30, 2001 (period prior to the Distribution) and $6.5 million for both the years ended December 31, 2000 and 1999, which specifically relate to incremental pension expense, insurance costs, corporate headquarters rent, and stand-alone public company costs for audit, director, and stock exchange fees.

         (b) To reflect interest expense on the $275 million of debt used to fund the cash payment to Equifax in conjunction with the Distribution, at an annual rate of LIBOR plus 100 basis points (5.76% for the six months ended June 30, 2001 and 7.54% and 6.41% for the years ended December 31, 2000 and 1999, respectively), plus amortization of financing costs over the three-year term of the debt.

         (c) To reflect the income tax benefit resulting from the pro forma adjustments using the Company's effective tax rate for the period.